UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 9, 2024

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01     Entry into Material Definitive Agreement.
Item 2.01    Completion of Acquisition or Disposition of Assets.

Entry into Asset Purchase Agreement, Sale of Morris Sheet Metal Assets

Asset Purchase Agreement

On January 12, 2024, Alpine 4 Holdings, Inc., a Delaware corporation (the "Company"), and the following subsidiaries of the Company, Morris Sheet Metal Corp. ("Morris"), JTD Spiral ("JTD"), Morris Enterprises, LLC ("MorrisE"), Morris Transportation LLC ("MorrisT"), and Deluxe Sheet Metal, Inc. ("Deluxe," and with Morris, JTD, Morris E, and MorrisT, the "Sellers"), entered into an asset purchase agreement (the "Agreement") with Bright-MSM Newco, Inc., an Indiana corporation ("Bright"), relating to the sale by the Company of the assets of the Sellers, and the assumption by Bright of certain liabilities of the Sellers.

Pursuant to the Agreement, the Company agreed to sell to Bright and Bright agreed to purchase from the Seller 100% ownership of the assets of the Subsidiaries (the "Assets"), other than certain excluded assets (the "Excluded Assets"). Bright agreed to assume and agree to discharge certain liabilities of the Sellers (the "Assumed Liabilities") on the terms and subject to the conditions set forth in the Agreement.

Assets Sold

Under the terms of the Agreement, the Sellers agreed to sell and Bright agreed to purchase and acquire all of the Sellers’ rights, title, and interest in and to the Assets from the Sellers, free and clear of any encumbrance, including but not limited to tangible personal property; certain contracts of the Sellers; the accounts receivable of the Sellers; certain amounts of cash and bank accounts of Sellers; raw materials, supplies, finished goods, components, and inventory (the “Inventory”) of the Sellers; government licenses and permits; data and records relating to the operation of the Sellers; the intellectual property of the Sellers; insurance benefits and rights of the Sellers; all of the Sellers’ claims against third parties; and the rights of the Sellers relating to deposits and prepaid expenses. The Excluded Assets consist of the Employer Identification Number (“EIN”) of any of the Sellers, or any IRS filing made under such EIN and any funds received pursuant therefrom, including but not limited to any pending or future application by Company or the Sellers with the IRS for employee retention credits (“ERC”), or any funds received therefrom; any intercompany assets between the Sellers and either the Company or any non-Seller subsidiary of the Company; the checking accounts of Deluxe, MorrisT and MorrisE; and certain other scheduled property and assets.

Assumed Liabilities

The Assumed Liabilities assumed by Bright pursuant to the Agreement include but are not limited to (i) any liability arising after the closing under any of the Seller contracts that were part of the Assets (other than any liability arising out of or relating to a breach that occurred prior to closing); (ii) certain liabilities set forth in the Closing Valuation Spreadsheet but only in the maximum amounts for each line item as set forth therein; and (iii) the unfunded pension liabilities (defined in the Agreement as being, with respect to any of Sellers’ obligations under a Multiemployer Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA), but not including any Excluded Pension Remittance Liabilities (defined in the Agreement as any under payment of pension remittances owed to the extent an audit reveals an under payment of union pension remittances due for periods prior to the closing).

Purchase Price Received by the Company

Pursuant to the Agreement, the consideration paid by Bright for the Assets (the “Purchase Price”) was (a) $1,577,488.97, and (b) the assumption of the Assumed Liabilities. At the closing, Bright agreed to pay off certain obligations of the Sellers, and retained $157,748.90 as a “Holdback Amount (10% of the cash portion of the Purchase Price).” The parties to the Agreement agreed that if there are no claims asserted by Bright under the Agreement within one year of the closing, Bright would pay the Holdback Amount to the Company.

The Agreement includes standard representations and warranties of Bright, the Company, and the Sellers. Additionally, pursuant to the Agreement, the Company and the Sellers agreed to pay all taxes resulting from the sale of the Assets; prepare and file all reports and returns relating to the business of the Sellers prior to the closing; and to cooperate with Bright in continuing and maintaining the business relationships of Sellers existing prior to the closing.

The Agreement includes standard indemnification provisions relating to claims arising from breaches of the Agreement; inaccuracies of representations and warranties; and any claims for brokerage or finders fees.

Assignment and Assumption of Lease - Morris Properties

Additionally, in connection with the Agreement, the Company, Morris, and Ramnon Holdings, Inc. (the "Morris Landlord") entered into an Assignment and Assumption of Lease (the "Assignment") relating to the premises located at 6212 Highview Dr., Fort Wayne, Indiana 46818 and 109 Garst Street, South Bend, Indiana 46601 (collectively, the "Morris Properties").

Morris had been listed as the tenant pursuant to the original lease (the "Lease") of the Morris Properties, dated February 1, 2019. Pursuant to the Assignment, Morris Assigned the leases to the Company, and the Morris Landlord consented to the Assignment, conditioned on the payment of certain outstanding rent amounts. The parties to the Assignment acknowledged that the Company planned to sublease the Morris Properties to another entity, and that the payment of the outstanding rent amounts would be made in connection with the sale of the Assets to Bright, described above.

Sublease - Morris Properties

Accordingly, following the Assignment, Bright and the Company entered into a sublease (the "Sublease") relating to the sublease by Bright of the Morris Properties.

Pursuant to the Sublease, Bright agreed to become the sublessee for a period of one-year (the "Term"). Under the Sublease, Bright agreed to pay all rent arrearages under the Lease, and to pay rent on the Morris Properties going forward for the Term of the Sublease. The Morris Landlord under the Lease consented to the Sublease.

Agreement and Landlord's Waiver - Lonewolf Drive Property

Following the execution of the Agreement, the Company, Bright, Deluxe, and Envision South Bend, LLC (the "Lonewolf Landlord") entered into an Agreement and Landlord's Waiver (the "Landlord Waiver") on January 10, 2024, relating to the property located at 6655 Lonewolf Drive, South Bend, Indiana 46628 (the "Deluxe Property").

By way of background, in 2019, Deluxe and the Lonewolf Landlord had entered into a commercial lease (the "Lonewolf Lease"), relating to the Deluxe Property. Pursuant to the Lonewolf Lease, Deluxe granted to the Lonewolf Landlord a lien on Deluxe's property and assets located on the Deluxe Property.

As such, pursuant to the Landlord's Waiver, the Lonewolf Landlord acknowledged the purchase by Bright of the assets of Deluxe pursuant to the Agreement, and agreed to waive any landlord lien, right of levy, security interest or other interest in Deluxe's assets being sold to Bright. The Lonewolf Landlord further acknowledged that Bright was not planning to occupy the Deluxe Property, and that Deluxe would pay certain outstanding rent amounts to the Lonewolf Landlord.

The foregoing description of the Agreement, the Assignment, the Sublease, and the Landlord's Waiver do not purport to be complete and are qualified in their entirety to the full text of the Agreement, the Assignment, the Sublease, and the Landlord's Waiver, which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2023.

Item 1.01    Entry into Material Definitive Agreement
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

TDI MCA Amendment

On January 9, 2024, the Company and its subsidiaries Thermal Dynamics International, Inc. ("TDI," and collectively with the Company, the “Borrowers”) and Alternative Laboratories, Inc. ("Alt Labs," and together with the

Borrowers and AEC, the "Parties") entered into a First Amendment (the "AEC First Amendment") to the Standard Merchant Cash Advance Agreement between AEC and the Borrowers (the AEC Cash Advance Agreement").

By way of background, the Company and the Borrowers had entered into the AEC Cash Advance Agreement on December 27, 2023, for the purchase and sale of future receipts, pursuant to which the Company sold in the aggregate $745,000 in future receipts of the Company and the Borrowers for gross proceeds to the Borrowers of $500,000. The Company disclosed the terms and conditions of the AEC Cash Advance Agreement in a Current Report filed on December 29, 2023 (the "Prior Current Report").

In the Prior Current Report, the Company noted that in connection with the AEC Cash Advance Agreement, Direct Tech Sales, Inc. (“DTI”), a subsidiary of the Company, entered into an addendum (the “Addendum”) to secure the performance obligations of the Borrowers. Pursuant to the Addendum, DTI granted to AEC a security interest in certain collateral of DTI consisting of (a) all accounts, including without limitation, all deposit accounts, accounts-receivable, and other receivables, chattel paper, documents, and instruments, as those terms are defined by Article 9 of the Uniform Commercial Code (the “UCC”), now or thereafter owned or acquired by DTI; and (b) all proceeds, as that term is defined by Article 9 of the UCC.

Subsequently, on January 9, 2023, AEC, the Parties, entered into the AEC First Amendment to amend certain terms of the AEC Cash Advance Agreement.

Pursuant to the AEC Cash Advance Agreement, if an event of default occurs, AEC agreed to first seek to enforce its rights against the Company, and subsequently (if needed) to seek payment from DTI, in that sequential order. Under the terms of the AEC First Amendment, the Parties agreed to include the Assets of Alt Labs with the other assets that could be used to satisfy the obligations of the Borrowers. The Parties also agreed to permit AEC to debit the accounts of any or all of Alt Labs, Vayu US Inc. (“Vayu”), Identified Technologies Corp. (“IDT”), and Elecjet Corp. (“Elecjet”), as permitted under the AEC Cash Advance Agreement if an event of default occurs under the AEC Cash Advance Agreement. Additionally, AEC has the right to require the Company to issue shares of its common stock in the dollar amounts and as frequently as required under the AEC Cash Advance Agreement, to the extent that AEC has exhausted all of its other rights in sequential order. Moreover, AEC and the Borrowers agreed that the portions of the AEC First Amendment, which granted the security interest in the assets of DTI, were to be deleted.

In connection with the AEC First Amendment, the Borrowers agreed to pay a fee of $5,000 to AEC.

The foregoing description of the AEC First Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified by reference to the full text of the AEC First Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Christopher Meinerz
Christopher Meinerz
Chief Financial Officer
(Principal Financial Officer)

Date: January 16, 2023